                                                                    EXHIBIT 99.2

PART I.  FINANCIAL INFORMATION
ITEM 1.  Financial Statements

                            C-CUBE MICROSYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                       MARCH 31,     DECEMBER 31,
                                                                         2001           2000*
                                                                       --------       --------
                                                                      (UNAUDITED)
                             ASSETS

Current assets:
Cash and equivalents...........................................         $59,787        $49,736
Short-term investments.........................................           6,875          2,798
Receivables - net..............................................          22,197         23,273
Inventories....................................................          13,218         17,505
Other current assets...........................................          22,150         21,620
                                                                       --------       --------
        Total current assets...................................         124,227        114,932
Property and equipment - net...................................          16,364         17,908
Production capacity rights.....................................          23,115         23,560
Distribution rights - net......................................           1,112          1,153
Purchased technology - net.....................................           1,393          1,466
Deferred taxes and other assets................................          57,953         63,540
                                                                       --------       --------
        Total..................................................        $224,164       $222,559
                                                                       ========       ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable...............................................          $9,905        $19,435
Accrued liabilities............................................          21,324         29,979
Income taxes payable...........................................             866          5,863
Current portion of long-term obligations.......................          23,566         28,744
                                                                       --------       --------
        Total current liabilities..............................          55,661         84,021
Long-term obligations..........................................           1,221          1,299
                                                                       --------       --------
        Total liabilities......................................          56,882         85,320
Minority interest in subsidiary................................             408            543
Stockholders' equity:
Common stock...................................................         165,331        136,209
Accumulated other comprehensive loss...........................          (1,913)        (1,757)
Accumulated earnings...........................................           3,456          2,244
                                                                       --------       --------
        Total stockholders' equity.............................         166,874        136,696
                                                                       --------       --------
        Total..................................................        $224,164       $222,559
                                                                       ========       ========

* Derived from the audited balance sheet included in Company's report on 10K for the year ended December 31, 2000.

            See notes to condensed consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                     QUARTER ENDED
                                                                                      MARCH 31,
                                                                                 ---------------------
                                                                                 2001           2000
                                                                                 -------       -------
Net revenues .................................................................   $50,052       $61,002
                                                                                --------      --------
Costs and expenses:
Cost of product revenues .....................................................    23,066        26,754
Research and development .....................................................    14,795        14,154
Selling, general and administrative:
Selling, general and administrative ..........................................    11,721        10,748
Stock-based compensation and merger/spin-off related payroll taxes ...........        --         3,413
                                                                                --------      --------
Total ........................................................................    49,582        55,069
                                                                                 =======       =======
Income from operations .......................................................       470         5,933
Other income, net ............................................................     1,004         3,775
                                                                                --------      --------
Income from continuing operations before income taxes and minority interest ..     1,474         9,708
Income tax expense for continuing operations .................................       397         2,621
                                                                                 -------       -------
Income from continuing operations before minority interest ...................     1,077         7,087
Minority interest in net income (loss) of subsidiary .........................      (135)            7
                                                                                 -------       -------
Income from continuing operations ............................................     1,212         7,080
Discontinued operations:
Income from operations of DiviCom business, net of taxes .....................        --         1,552
Loss on disposal of DiviCom business, net of taxes ...........................        --        (7,348)
                                                                                 -------       -------
Net income ...................................................................     1,212         1,284
                                                                                 =======       =======
Basic earnings per share amounts:
Income from continuing operations ............................................     $0.02         $0.16
Income (loss) from discontinued operations ...................................        --          0.04
Loss on disposal of DiviCom (net of tax) .....................................        --         (0.17)
                                                                                 -------       -------
Net income (loss) ............................................................     $0.02         $0.03
                                                                                 =======       =======
Diluted earnings per share amounts:
Income from continuing operations ............................................     $0.02         $0.14
Income (loss) from discontinued operations ...................................        --          0.03
Loss on disposal of DiviCom (net of tax) .....................................        --         (0.15)
                                                                                 -------       -------
Net income (loss) ............................................................     $0.02         $0.03
                                                                                 =======       =======
Basic shares used in computation .............................................    49,979        43,884
                                                                                 -------       -------
Diluted shares used in computation ...........................................    51,433        49,449
                                                                                 =======       =======

            See notes to condensed consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                        ----------------------
                                                                                         2001           2000
                                                                                        -------       --------
Cash flows from operating activities:
Net income ......................................................................        $1,212         $1,284
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest in subsidiary .................................................          (135)             7
Depreciation and amortization ...................................................         3,497          3,415
Deferred income taxes ...........................................................         5,573          1,707
Tax benefit from employee stock transactions ....................................         1,370         44,817
Changes in assets and liabilities:
        Receivables .............................................................           899          5,575
        Inventories .............................................................         4,223        (10,848)
        Other current assets ....................................................          (830)         2,094
        Accounts payable ........................................................        (9,292)        (8,057)
        Accrued liabilities .....................................................        (8,969)        (3,190)
        Income taxes payable ....................................................        (4,997)       (44,779)
        Deferred revenue ........................................................           500             --
        Production capacity rights ..............................................            --        (20,000)
                                                                                        -------       --------
Net cash used in continuing operations ..........................................        (6,949)       (27,975)
Net cash provided by discontinued operations ....................................            --            736
                                                                                        -------       --------
Net cash used in operations .....................................................        (6,949)       (27,239)
Cash flows from investing activities:
Sales and maturities of short-term investments ..................................        10,415         82,100
Purchases of short-term investments .............................................       (14,662)        (3,941)
Capital expenditures ............................................................        (1,150)          (947)
Other assets ....................................................................             2           (408)
                                                                                        -------       --------
Net cash provided by (used in) investing activities .............................        (5,395)        76,804
                                                                                        -------       --------
Cash flows from financing activities:
Income tax refund related to the spin-off of the semiconductor business .........        22,500             --
Repayment of bank loan ..........................................................        (5,000)            --
Repayments of capital lease obligations .........................................          (351)           (18)
Sale of common stock ............................................................         5,252         41,080
Repurchase of convertible subordinated notes ....................................            --            (10)
                                                                                        -------       --------
Net cash provided by financing activities .......................................        22,401         41,052
                                                                                        -------       --------
Exchange rate impact on cash and equivalents ....................................            (6)          (165)
                                                                                        -------       --------
Net increase in cash and equivalents ............................................        10,051         90,452
Cash and equivalents, beginning of period .......................................        49,736        123,145
                                                                                        -------       --------
Cash and equivalents, end of period .............................................       $59,787       $213,597
                                                                                        =======       ========

Supplemental schedule of non-cash investing and financing activities:
Unrealized gain (loss) on investments ...............................        $(170)          $15
Equipment acquired under lease ......................................           --         1,500
Conversion of convertible debt into common stock ....................           --        17,560
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest ............................................................         $124          $184
Income taxes ........................................................       12,727          (108)


            See notes to condensed consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. BASIS OF PRESENTATION

        The unaudited condensed consolidated financial statements contained in this report have been prepared by C-Cube Microsystems Inc. ("C-Cube" or the "Company"). In the opinion of management, such financial statements include all normal recurring adjustments and accruals necessary for a fair presentation of the Company's financial position as of March 31, 2001, and the results of operations for the three months ended March 31, 2001 and 2000 and cash flows for the three months ended March 31, 2001 and 2000. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). This unaudited quarterly information should be read in conjunction with the audited consolidated financial statements of C-Cube and the notes thereto included in the Company's Form 10-K for the year ended December 31, 2000.

        The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2001. These financial statements should be read in conjunction with the consolidated financial statements and the accompanying notes included in the Company's Form 10-K for the year ended December 31, 2000.

2. SIGNIFICANT EVENTS

        On March 26, 2001, the Company entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with LSI Logic Corporation ("LSI") and Clover Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of LSI. Under the terms of the Reorganization Agreement, Merger Sub will commence an exchange offer whereby it will offer 0.79 of a share of common stock for each outstanding share of the Company's common stock. Under the terms of the Merger Agreement, the exchange offer will be followed by a merger in which Merger Sub would acquire, at the same exchange ratio, the remaining shares of the Company's common stock not previously acquired in the exchange offer. Upon completion of the merger, LSI has agreed to assume all options and warrants to purchase shares of C-Cube common stock and convert them into options and warrants to purchase shares of LSI common stock. The merger is subject to customary closing conditions, including the tender for exchange of at least a majority of the Company's outstanding shares of common stock (including for purposes of the calculation of the majority of shares, certain outstanding options and warrants to purchase the Company's shares.) On April 24, 2001, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. On April 26, 2001, the Form S-4 registration statement filed on April 13, 2001 in connection with the exchange offer was declared effective by the Securities and Exchange Commission. The initial exchange offer commenced on April 13, 2001 and expired at midnight on May 10, 2001. Approximately 43.6 million shares of the Company's common stock (including shares tendered through notice of guaranteed delivery) were validly tendered and not properly withdrawn prior to the expiration of the initial exchange offer, which constitutes approximately 86% of the total number of outstanding shares of the Company's common stock. The Merger Sub has elected to provide a subsequent offering period in connection with the exchange offer. The subsequent offering period commenced on May 11, 2001 and will expire at midnight on May 24, 2001. During the subsequent offering period, the Merger Sub would exchange each share of the Company's common stock at the same exchange ratio offered in the initial exchange offer. Shares of the Company's common stock tendered during the subsequent offering period may not be withdrawn.

3. INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is computed using standard costs which approximate actual cost on a first-in, first-out basis. Inventories consist of:

                                       MARCH 31,    DECEMBER 31,
                                          2001           2000
                                       ---------    ------------
                                            (In Thousands)
             Finished goods .......      $8,300         $7,213
             Work-in-process ......         726          1,130
             Raw materials ........       4,192          9,162
                                        -------        -------
                    Total .........     $13,218        $17,505
                                        =======        =======

4. BANK LINE OF CREDIT

        At March 31, 2001, the Company had a $28.0 million bank line of credit facility ($22.0 million outstanding at March 31, 2001) that expires on May 31, 2002. Under the terms of the commitment, the total amount available for borrowing by the Company under the facility will be reduced to $25.0 million at the end of the second quarter of 2001. The $22.0 million of borrowed funds outstanding at March 31, 2001 bears interest at LIBOR plus 2.0% (8.4% at March 31, 2001). The line of credit agreement requires that the Company, among other things, maintain a minimum tangible net worth and certain financial ratios and is collateralized by the current assets of the Company. At March 31, 2001, the Company was in compliance with the covenants.

5. STOCKHOLDERS' EQUITY

        The following table represents the changes to stockholders' equity for the three-month period ended March 31, 2001:


                                                                 ACCUMULATED OTHER
                                                                   COMPREHENSIVE      ACCUMULATED
                                                  COMMON STOCK      GAIN (LOSS)         EARNINGS          TOTAL
                                                  ------------   -----------------    -----------       ---------
                                                                          (In Thousands)
BALANCES, DECEMBER 31, 2000 ....................    $ 136,209        $  (1,757)        $   2,244        $ 136,696
Net income .....................................           --               --             1,212            1,212
Accumulated translation adjustments ............           --               14                --               14
Unrealized loss on investments .................           --             (170)               --             (170)
Common stock issued under stock plans ..........        5,252               --                --            5,252
Tax benefit from employee stock transactions ...        1,370               --                --            1,370
Income tax refund related to the spin-off of
the semiconductor business .....................       22,500               --                --           22,500
                                                    ---------        ---------         ---------        ---------
BALANCES, MARCH 31, 2001 .......................    $ 165,331        $  (1,913)        $   3,456        $ 166,874
                                                    =========        =========         =========        =========

6. EARNINGS PER SHARE

        The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                      QUARTER ENDED MARCH 31,
                                                                       --------     --------
                                                                         2001         2000
                                                                       --------     --------
Numerator:
Income from continuing operations ...................................  $  1,212     $  7,080
Income (loss) from discontinued DiviCom business ....................        --        1,552
Loss on disposal of DiviCom business ................................        --       (7,348)
                                                                       --------     --------
Numerator for basic and diluted earnings per share ..................  $  1,212     $  1,284
                                                                       ========     ========
Denominator:
Weighted-average shares - denominator for basic earnings per share ..    49,979       43,884
Dilutive common stock equivalents, using treasury stock method ......     1,454        5,565
                                                                       --------     --------
Denominator for diluted earnings per share ..........................  $ 51,433     $ 49,449
                                                                       ========     ========
Basic earnings (loss) per share .....................................  $   0.02     $   0.03
                                                                       ========     ========
Diluted earnings (loss) per share ...................................  $   0.02     $   0.03
                                                                       ========     ========


        Options to purchase 14,454,456 shares of common stock were outstanding during the three months ended March 31, 2001 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

7. COMPREHENSIVE INCOME

        For the three months ended March 31, 2001 and 2000, comprehensive income, which was comprised of the Company's net income for the periods, changes in accumulated translation adjustments and unrealized gains/loss on investments, was $1.1 million and $1.1 million, respectively.

8. OTHER SIGNIFICANT TRANSACTIONS

      Merger/Spin-Off

      On December 9, 1999, C-Cube entered into an Amended and Restated Agreement and Plan of Merger and Reorganization with Harmonic Inc. In accordance with this agreement, on May 2, 2000, C-Cube's semiconductor division was spun-off into an independent company, and on May 3, 2000, C-Cube's DiviCom division was merged with Harmonic Inc. Accordingly, as required by Accounting Principles Board Opinion No. 30 and Emerging Issues Task Force Issue No. 95-18, the results of operations of the Semiconductor division (the continuing entity) are reported separately from the results of operations of the DiviCom division (the discontinued entity).

      The results of discontinued operations are presented on two line items on the face of the Condensed Consolidated Statements of Income included herein. Through March 31, 2000, income from operations of DiviCom includes revenues of $36.8 million and tax benefit of $6.8 million. Loss on disposal of DiviCom includes direct costs, net of taxes, associated with the merger/spin-off transaction which were incurred by the Company.

      In 2000, in connection with the merger, the Company transferred the net assets of DiviCom to Harmonic, incurred and paid a tax liability in connection with the spin-off of the semiconductor business and recorded a deferred tax asset relating to an increase in the tax basis of the Company's assets. The transfer of the net assets and the tax liability has been reflected as a return of capital to the stockholders.

      In the first quarter of 2001, the Company received an income tax refund of $22.5 million for amounts previously paid in 2000 for income taxes related to the spin-off of the semiconductor business. The receipt of the income tax refund has been reflected as an increase to stockholders' equity.

      Merger/spin-off related payroll taxes

      As a condition of the Amended and Restated Agreement and Plan of Merger and Reorganization with Harmonic Inc., all vested employee stock options were to be exercised before the merger date or they would be forfeited. The resulting exercises generated an additional payroll tax expense, within selling, general and administrative, of $3.4 million dollars in the first quarter of 2001.

9. RECENTLY ISSUED ACCOUNTING STANDARDS

      In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 was amended by SFAS 137, which modified the effective date of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 2000, SFAS 133 was further amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS 133, as amended, requires that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at its fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. SFAS 133, as amended, requires that the Company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The Company adopted SFAS 133, as amended, on January 1, 2001 and did not elect hedge accounting. The adoption of this statement did not have an impact on the financial position or results of operations of the Company.

      During the period ended March 31, 2001 the Company's derivative contracts consisted only of foreign exchange forward contracts to hedge certain balance sheet exposures to future foreign current rate movements. Such derivative contracts did not have a material impact on the financial position or results of operations for the quarter then ended.

10. RECLASSIFICATIONS

        Certain reclassifications have been made to previously reported amounts in order to conform to the March 31, 2001 presentation.


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